As filed with the Securities and Exchange Commission on October 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Meta Platforms, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1665019
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1 Meta Way

Menlo Park, California 94025

Telephone: (650) 543-4800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

C.J. Mahoney, Esq.

Chief Legal Officer

Meta Platforms, Inc.

1 Meta Way

Menlo Park, California 94025

Telephone: (650) 543-4800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael Kaplan, Esq.

Derek Dostal, Esq.

Hillary A. Coleman, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Meta Platforms, Inc.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

Meta Platforms, Inc. (“Meta”) may, from time to time, offer and sell, in one or more offerings, shares of common stock, preferred stock, depositary shares, warrants, purchase contracts, or units (collectively, the “securities”). This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain the specific terms of the securities offered. The prospectus supplements will also describe the specific manner in which we will offer the securities. The prospectus supplements may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

The securities may be offered and sold to or through underwriters, brokers, dealers, or agents as designated from time to time, directly to one or more other purchasers, or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our Class A common stock trades on the Nasdaq Global Select Market under the symbol “META.”

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference herein and therein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2026.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement, and any free writing prospectus or any document incorporated by reference is accurate as of any date other than the respective dates on the front of such documents. Our business, properties, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell, or an invitation on our behalf, to subscribe to or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, sell in one or more offerings the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, the price to the public, the price paid to us for the securities, the net proceeds to us, the manner of distribution, any underwriting compensation, and the other specific material terms related to the offering of those securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

Unless expressly indicated or the context requires otherwise, the terms “Meta,” “Company,” “we,” “us,” and “our” in this prospectus refer to Meta Platforms, Inc., and, where appropriate, its subsidiaries. References to “$” and “dollars” are to United States dollars. The term “Family” refers to our Facebook, Instagram, Messenger, and WhatsApp products. For references to accessing Meta’s products on the “web” or via a “website,” such terms refer to accessing such products on personal computers. For references to accessing Meta’s products on “mobile,” such term refers to accessing such products via a mobile application or via a mobile-optimized version of our websites, whether on a mobile phone or tablet.

Meta, the Meta logo, Meta Quest, Meta Horizon, Facebook, Instagram, WhatsApp, Reels, and our other registered or common law trademarks, service marks, or trade names included or incorporated by reference in this prospectus are the property of Meta Platforms, Inc. or its affiliates. Other trademarks, service marks, or trade names included or incorporated by reference in this prospectus are the property of their respective owners.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our filings are also available, free of charge, on our website at https://investor.atmeta.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

Meta filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our securities.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed on January 29, 2026 (the “Annual Report”);

•	those portions of our Definitive Proxy Statement on Schedule 14A filed on April 16, 2026 that are incorporated by reference into our Annual Report;

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Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2026, filed on April 30, 2026, for the quarterly period ended June 30, 2026, filed on July 30, 2026, and for the quarterly period ended September 30, 2026, filed on October 22, 2026;

•	Current Reports on Form 8-K filed on January 16, 2026, April 14, 2026, May 4, 2026, May 29, 2026, and October 21, 2026; and

•	Preliminary Information Statement on Schedule 14C filed on October 21, 2026, and any definitive information statement filed thereafter.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K), on or after the date of this prospectus until we have terminated the offering. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC.

Notwithstanding the foregoing paragraphs, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

We will provide to each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents, upon written request and at no cost to the requester. Requests should be made by writing us at the following address:

Meta Platforms, Inc.

1 Meta Way

Menlo Park, California 94025

Telephone: (650) 543-4800

Attention: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward- looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” in our most recent Quarterly Report on Form 10-Q and in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K that are incorporated by reference herein or in any accompanying prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

THE COMPANY

Our mission is to build the future of human connection and the technology that makes it possible.

Our products enable people to connect and share through mobile devices, personal computers, virtual reality (“VR”) headsets, and AI glasses. We are innovating in artificial intelligence (“AI”) technologies to build transformative experiences and capabilities across our Family of Apps and new platforms, and to advance our vision to deliver personal superintelligence for everyone.

We build technology that helps people connect and share, find and build communities, and grow businesses. We also help people discover and learn about what is going on in the world around them, enable people to share their experiences, ideas, photos, videos, and other content with audiences ranging from their closest family members and friends to the public at large, and stay connected everywhere by accessing our products. Our vision does not center on any single product, but rather an entire ecosystem of experiences, devices, and new technologies powered by AI. When Facebook launched in 2004, it changed the way people connect. Apps like Messenger, Instagram, WhatsApp and Threads further empowered billions around the world. Today, Meta is building the next evolution of social technology — immersive, empowering and intelligent experiences like AI, Meta Glasses and virtual reality — grounded in one belief: the future is for everyone.

Across our work, we are innovating to build new experiences that help make our platform more social, useful, and immersive. Our AI investments support initiatives across our products and services, helping power the systems that rank content in our apps, our discovery engine that recommends relevant content, the tools advertisers use to reach customers, the development of new generative AI experiences, and the tools that make our product development more efficient and productive. We are also working to develop the next generation of AI models and advance our vision to build superintelligence, which we define as AI that surpasses human intelligence. Although it is inherently difficult to predict when superintelligence may be achieved, we are investing now because we believe this has the potential to begin a new era of individual empowerment, where people can direct superintelligence towards what they value in their own lives.

We are a Delaware corporation. Our principal executive offices are located at 1 Meta Way, Menlo Park, California 94025, and our telephone number is (650) 543-4800. Our Class A common stock trades on the Nasdaq Global Select Market under the symbol “META.”

RISK FACTORS

Investing in the securities involves significant risks. Before you invest in the securities, in addition to the other information contained in this prospectus and in the applicable prospectus supplement, you should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus and the applicable prospectus supplement. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. Until we apply the proceeds from the sale of the securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, time deposits, money market funds, short-term marketable securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations, or other short-term investments.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. The description is intended as a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

As of the date of this prospectus, our authorized capital stock consists of 9,241,000,000 shares, consisting of (i) 5,000,000,000 shares of Class A common stock, $0.000006 par value per share; (ii) 4,141,000,000 shares of Class B common stock, $0.000006 par value per share; and (iii) 100,000,000 shares of preferred stock, $0.000006 par value per share. The number of authorized shares of Class A common stock or Class B common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine. Shares of Class A common stock and Class B common stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by our board of directors, provided that in the event a dividend is paid in the form of shares of common stock (or rights to acquire such shares), then holders of each class of common stock shall receive shares of their respective class (or rights to acquire such shares, as the case may be), on a per share basis, in an identical number of shares. Notwithstanding the foregoing, our board of directors may make a disparate dividend or distribution per share of Class A common stock or Class B common stock if such disparate dividend or distribution is approved in advance by the affirmative vote of our Class A common stock and Class B common stock, each voting separately as a class.

Voting Rights

The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. The holders of our Class A common stock and Class B common stock vote together as a single class, unless otherwise required by law. Delaware law could require holders of our Class A common stock or our Class B common stock to vote separately as a class in the following circumstances:

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if we were to seek to amend our amended and restated certificate of incorporation to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment;

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if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment; and

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pursuant to the amended and restated certificate of incorporation, if any or each class desired to approve disparate treatment in the event of any (i) subdivisions, combinations, or reclassifications; (ii) liquidation, dissolution, or winding up; or (iii) merger or consolidation.

Further, any transaction that would result in a change in control of the Company requires the approval of a majority of the outstanding shares of our Class B common stock, voting as a separate class, until such time as shares of our Class B common stock represent less than thirty-five percent of the combined voting power of our outstanding capital stock.

Shareholders do not have the ability to cumulate votes for the election of directors. In the event the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, our amended and restated certificate of incorporation provides that our board of directors shall become classified, consisting of three classes of approximately equal size, each serving staggered three-year terms. Our directors will be assigned by the then-current board of directors to a class at such time.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation, or winding up, the assets legally available for distribution to our shareholders are distributable ratably among the holders of each class of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Conversion

Shares of our Class A common stock are not convertible into any other shares of our capital stock.

Shares of our Class B common stock are convertible at any time as follows: (1) at the option of the holder, a share of Class B common stock may be converted at any time into one share of Class A common stock or (2) upon the election of the holders of a majority of the then-outstanding shares of Class B common stock, all outstanding shares of Class B common stock may be converted into shares of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our amended and restated certificate of incorporation, including transfers to family members, trusts solely for the benefit of the shareholder or their family members, and partnerships, corporations, and other entities exclusively owned by the shareholder or their family members. Once converted or transferred and converted into Class A common stock, the Class B common stock will not be reissued.

Preferred Stock

Subject to limitations prescribed by Delaware law, our board of directors is authorized to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our shareholders. Our board of directors may authorize the issuance of preferred stock with voting, conversion, or other rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company.

Anti-Takeover Provisions

So long as the outstanding shares of our Class B common stock represent a majority of the combined voting power of our outstanding capital stock, Mark Zuckerberg, our founder, Chairman, and CEO, will effectively control all matters submitted to our shareholders for a vote, as well as the overall management and direction of the Company, which will have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company.

After such time as the outstanding shares of our Class B common stock no longer represent a majority of the combined voting power of our outstanding capital stock, the provisions of Delaware law, our amended and restated certificate of incorporation, and our amended and restated bylaws may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company.

Amended and Restated Certificate of Incorporation and Bylaws Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company, even after such time as the outstanding shares of our Class B common stock no longer represent a majority of the combined voting power of our outstanding capital stock, including the following:

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Separate Class B Vote for Certain Transactions. Any transaction that would result in a change in control of the Company requires the approval of a majority of our outstanding shares of Class B common stock voting as a separate class until such time as the outstanding shares of our Class B common stock represent less than thirty-five percent of the combined voting power of our outstanding capital stock. This provision could delay or prevent the approval of a change in control that might otherwise be approved by a majority of the outstanding shares of our Class A common stock and Class B common stock voting together on a combined basis.

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Dual Class Stock. Our amended and restated certificate of incorporation provides for a dual-class common stock structure, which provides Mark Zuckerberg, our founder, Chairman, and CEO with the ability to control the outcome of matters requiring shareholder approval, even if he owns significantly less than a majority of the shares of our outstanding capital stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets.

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Supermajority Approvals. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide that certain amendments to our amended and restated certificate of incorporation or amended and restated bylaws by shareholders will require the approval of two-thirds of the combined voting power of our then-outstanding shares of capital stock. However, when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, certain amendments to our amended and restated certificate of incorporation or amended and restated bylaws by shareholders will require the approval of two-thirds of the combined voting power of our then-outstanding shares of capital stock. This will have the effect of making it more difficult to amend our amended and restated certificate of incorporation or amended and restated bylaws to remove or modify certain provisions.

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Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws provide that shareholders may fill vacant directorships. When the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors is set only by resolution adopted by a majority vote of the total number of authorized directors. These provisions restricting the filling of vacancies will prevent a shareholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

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Classified Board. Our board of directors is not classified. Our amended and restated certificate of incorporation and amended and restated bylaws provide that when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, our board of directors will be classified into three classes of directors, each of which will hold office for a three-year term. In addition, thereafter, directors may only be removed from the board of directors for cause. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

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Shareholder Action; Special Meeting of Shareholders. Our amended and restated certificate of incorporation provides that shareholders will be able to take action by written consent. When the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding capital stock, our shareholders will no longer be able to take action by written consent, and will only be able to take action at annual or special meetings of our shareholders. Shareholders will not be permitted to cumulate their votes for the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws further provide that special meetings of our shareholders may be called only by a majority of our board of directors, the chairman of our board of directors, our chief executive officer or our president.

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Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting of shareholders, or to nominate candidates for election as directors at any meeting of shareholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a shareholder’s notice. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our meetings of shareholders.

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Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the shareholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

Delaware Law

A Delaware corporation may “opt out” of the business combination provisions of Section 203 of the Delaware General Corporation Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a shareholders’ amendment approved by at least a majority of the outstanding voting shares. We have expressly elected not to be governed by the business combination provisions of Section 203 of the Delaware General Corporation Law.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “META.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We have summarized below general terms and conditions of a deposit agreement and the related depositary receipts. The applicable prospectus supplement will describe the terms of any deposit agreement and the related depositary receipts issuable thereunder. If any particular terms of the deposit agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

We may elect to have shares represented by depositary shares. The shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences, and privileges of the share represented by such depositary share (including dividend, voting, redemption, conversion, exchange, and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares, or fraction thereof, as described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares (but only in whole shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Unless otherwise specified in the applicable prospectus supplement, the deposit agreement, the depositary shares, and the depositary receipts will be governed by and construed in accordance with the law of the State of New York.

Dividends and Other Distributions

The share depositary will distribute all cash dividends or other cash distributions in respect of the shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the shares, the share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the share depositary determines that it is not feasible to make such a distribution. In that case, the share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a share held by the share depositary, the share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any shares underlying the depositary shares are entitled to vote, the share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the shares) may then instruct the share depositary as to the exercise of the voting rights pertaining to the number of shares underlying that holder’s depositary shares. The share depositary will try to vote the number of shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the share depositary deems necessary to enable the share depositary to do so. The share depositary will abstain from voting the shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the share.

Record Date

Whenever

•	any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences, or privileges are offered with respect to the shares; or

•

the share depositary receives notice of any meeting at which holders of shares are entitled to vote or of which holders of shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any share, the share depositary will in each instance fix a record date (which will be the same as the record date for the shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences, or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding-up of us.

Charges of Share Depositary

We will pay all charges of the share depositary including charges in connection with the initial deposit of the shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the share is entitled to vote, withdrawals of the share by the holders of depositary receipts, or redemption or conversion of the share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing shares.

Notices

The depositary will forward to holders of depositary receipts all notices, reports, and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the shares underlying the depositary shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of the shares underlying the depositary shares.

Miscellaneous

Neither we nor the share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares unless satisfactory indemnity is furnished. We and the share depositary may rely on advice of or information from counsel, accountants, or other persons that they believe to be competent and on documents that they believe to be genuine. The share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor share depositary and the successor depositary has not accepted its appointment within 60 days after the share depositary delivered a resignation notice to us, the share depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS

We have summarized below general terms and conditions of the warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

We may issue warrants for the purchase of our securities, including debt securities, common stock, preferred stock, and depositary shares, or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the number of warrants offered;

•

the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We have summarized below general terms and conditions of the purchase contracts that we may issue from time to time. The applicable prospectus supplement will describe the terms of any purchase contracts and the related agreements. If any particular terms of the purchase contracts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We have summarized below general terms and conditions of the units that we may issue from time to time. The applicable prospectus supplement will describe the terms of any units and the related agreements. If any particular terms of the units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters, including through underwriting syndicates represented by managing underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction, or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents, and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price, or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any public offering price, dealer purchase price, discount, or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale, or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices, or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters, and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters, and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers, or agents may receive compensation in the form of commissions, discounts, or concessions from us. Underwriters, broker-dealers, or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer, or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Agents, underwriters, and dealers, or their affiliates, may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on a stock exchange, in the over-the-counter market, or otherwise.

The place and time of delivery for securities will be set forth in the applicable prospectus supplement for such securities.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the securities to be issued by us and certain other legal matters will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers, or agents will be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee	$(1)
Legal fees and expenses	(2)
Trustee’s and transfer agent’s fees and expenses	(2)
Rating agency fees	(2)
Accounting fees and expenses	(2)
Printing expenses	(2)
Miscellaneous	(2)
Total	$(2)

(1)	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), and are not estimable at this time.
(2)

These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15. Indemnification of Directors and Officers

Section 145 of Title 8 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation, within certain limitations, to indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement and reasonably incurred by such person in connection with any suit or proceeding to which such person is a party by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, as long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceedings, such person must have had no reasonable cause to believe that his or her conduct was unlawful.

In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a shareholder derivative suit), a corporation may indemnify an officer, director, employee, or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee, or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys’ fees.

As permitted by the DGCL, Meta’s Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of Meta’s directors and officers for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it exists or may be amended.

As a result of this provision, Meta’s ability or that of Meta’s shareholders to successfully prosecute an action against a director or officer for breach of his or her duty of care is limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director or officer’s breach of his or her duty of care. The SEC has taken the position that this provision will have no effect on claims arising under the federal securities laws.

In addition, Meta’s Amended and Restated Bylaws provide that each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, investigative, legislative, or any other type whatsoever (a “proceeding”), by reason of the fact that such person is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent, or trustee of another corporation, or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans (an “indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, provided such indemnitee acted in good faith and in a manner that the indemnitee reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. In addition, Meta’s Amended and Restated Bylaws provide that, to the fullest extent permitted by applicable law, if a claim for indemnification is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, or a claim for advancement of expenses is not paid in full within thirty (30) days after the corporation has received a statement or statements therefor, the indemnitee shall be entitled at any time thereafter (but not before) to bring suit against the corporation to recover the unpaid amount of the claim.

Meta also provides insurance against certain liabilities incurred by Meta’s directors and officers.

The foregoing summaries are subject to the complete text of the DGCL and Meta’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and are qualified in their entirety by reference thereto.

Any underwriting agreements that Meta may enter into will likely provide for the indemnification of Meta, its controlling persons, its directors, and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after the effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 26th day of October, 2026.

META PLATFORMS, INC.

By:	/s/ Susan Li
Name: Susan Li
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan Li and Katherine R. Kelly, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place, and stead, in any and all capacities, to sign, execute, and file any amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents required to be filed in connection therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as such person might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or any substitute or substitutes therefor may lawfully do or cause to be done. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 26th day of October, 2026.

/s/ Mark Zuckerberg Mark Zuckerberg Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Susan Li Susan Li Chief Financial Officer (Principal Financial Officer)

/s/ Aaron Anderson Aaron Anderson Chief Accounting Officer (Principal Accounting Officer)

/s/ Peggy Alford Peggy Alford Director

/s/ Marc L. Andreessen Marc L. Andreessen Director

/s/ John Arnold John Arnold Director

/s/ Patrick Collison Patrick Collison Director

/s/ John Elkann John Elkann Director

/s/ Andrew W. Houston Andrew W. Houston Director

/s/ Nancy Killefer Nancy Killefer Director

/s/ Robert M. Kimmitt Robert M. Kimmitt Director

/s/ Charles Songhurst Charles Songhurst Director

/s/ Dana White Dana White Director

/s/ Tony Xu Tony Xu Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement relating to the common stock.

1.2*	Form of Underwriting Agreement relating to the preferred stock.

1.3*	Form of Underwriting Agreement relating to the depositary shares.

1.4*	Form of Underwriting Agreement relating to the warrants.

1.5*	Form of Underwriting Agreement relating to the purchase contracts.

1.6*	Form of Underwriting Agreement relating to the units.

3.1	Amended and Restated Certificate of Incorporation (including all amendments thereto) (incorporated by reference to Exhibit 3.1 to Meta Platforms, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Meta Platforms, Inc.’s Current Report on Form 8-K filed on September 10, 2024).

4.1	Form of Class A Common Stock Certificate of Meta Platforms, Inc. (incorporated by reference to Exhibit 4.1 to Meta Platforms, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021).

4.2*	Form of Certificate of Designations of Preferred Stock of Meta Platforms, Inc.

4.3*	Form of Deposit Agreement of Meta Platforms, Inc.

4.4*	Form of Deposit Receipt of Meta Platforms, Inc.

4.5*	Form of Warrant Agreement of Meta Platforms, Inc.

4.6*	Form of Warrant Certificate of Meta Platforms, Inc.

4.7*	Form of Purchase Contract Agreement of Meta Platforms, Inc.

4.8*	Form of Purchase Contract of Meta Platforms, Inc.

4.9*	Form of Unit Agreement of Meta Platforms, Inc.

4.10*	Form of Unit of Meta Platforms, Inc.

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

24.1	Power of Attorney of certain officers and directors of Meta Platforms, Inc. (included on the signature page of this registration statement).

107	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K to be incorporated by reference herein in connection with an offering of securities.

E-1